Exhibit 99.2

The following unaudited pro forma consolidated financial statements as of September 30, 2010, and for the year ended December 31, 2009 and the nine-month period ended September 30, 2010, illustrate the effect of the acquisition of certain assets of Emerald Waste Services, LLC and certain affiliates (“Emerald Waste”), as described in Note 1 to the unaudited pro forma financial statements.  The unaudited pro forma consolidated balance sheet as of September 30, 2010, has been prepared assuming that the acquisition was consummated as of September 30, 2010.  The unaudited pro forma consolidated statements of operations for the year ended December 31, 2009 and the nine-month period ended September 30, 2010, have been prepared assuming that the transaction was consummated as of January 1, 2009 and 2010, respectively.

The historical results of our operations have been derived from our consolidated financial statements.  The historical results of Emerald Waste have been derived from Emerald Waste’s consolidated financial statements.  The audited financial statements of Emerald Waste include the MacLand assets which were not purchased by us as part of this transaction.  As discussed below, pro forma adjustments have been made to disregard the Balance Sheet and Income Statement impact of these assets.

The Emerald Waste’s operations acquired by us include a transfer station and three hauling operations in Central Florida.  These operations were purchased by Emerald Waste on January 2, 2008.

The pro forma adjustments and the resulting unaudited pro forma financial statements are based upon available information and certain assumptions and estimates as described in the Notes to the Unaudited Pro Forma Financial
Statements.  A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made.  Accordingly, the purchase accounting adjustments reflected in the pro forma information are preliminary and have been made solely for the purposes of developing such information.  The unaudited pro forma financial statements and the notes thereto should be read in conjunction with our and Emerald Waste’s historical consolidated financial statements.

The unaudited pro forma consolidated statements of operations do not include and they do not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred at the beginning of the periods presented, in such statements or the results that may be obtained in the future.

WCA WASTE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2010
(In thousands)

	WCA Historical	Emerald Waste Historical	MacLand Assets Not Acquired (A)	Adjusted Combined	Pro Forma Adjustments		Total

Assets
Current assets:
Cash and cash equivalents	$4,105	$146	$(72)	$4,179	$(74)	(B)	$3,532
					(573)	(E)
Accounts receivable, net	26,115	4,216	(756)	29,575	(3,460)	(B)	26,115
Deferred tax assets	1,452	—	—	1,452			1,452
Inventories	—	127	(8)	119	(119)	(B)	—
Prepaid expenses and other	3,138	1,116	(155)	4,099	(961)	(B)	3,249
					111	(D)
Total current assets	34,810	5,605	(991)	39,424			34,348

Property and equipment, net	317,759	24,318	(10,316)	331,761	(14,002)	(B)	331,282
					13,523	(D)
Goodwill, net	67,460	16,248	—	83,708	(16,248)	(B)	96,337
					28,877	(D)
Intangible assets, net	7,196	—	—	7,196	3,513	(D)	10,709
Deferred financing costs, net	3,566	—	—	3,566			3,566
Deferred tax assets	454	—	—	454	313	(E)	767
Other assets	160	—	—	160			160
Total assets	$431,405	$46,171	$(11,307)	$466,269			$477,169

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,260	$1,359	$(569)	$14,050	$(790)	(B)	$13,260
Accrued liabilities and other	19,455	1,481	(325)	20,611	(1,156)	(B)	20,369
					914	(D)
Deferred revenue	—	1,134	—	1,134	(1,134)	(B)	—
Interest rate swap	713	—	—	713			713
Current maturities of long-term debt	500	1,000	(1,000)	500			500
Total current liabilities	33,928	4,974	(1,894)	37,008			34,842

Long-term debt, less current maturities	219,059	—	—	219,059	33,110	(C)	252,169
Accrued closure and post-closure liabilities	13,921	1,728	(1,728)	13,921			13,921
Intercompany payables	—	81,715	(31,640)	50,075	(50,075)	(B)	—
Other long-term liabilities	1,815	—	—	1,815			1,815
Total liabilities	268,723	88,417	(35,262)	321,878			302,747

Commitments and contingencies

Stockholders’ equity:
Series A convertible preferred stock	9	—	—	9			9
Common stock	216	—	—	216	24	(C)	240
Treasury stock	(5,322)	—	—	(5,322)			(5,322)
Additional paid-in capital	197,970	—	—	197,970	11,976	(C)	209,946
Contingent considerations	3,225	—	—	3,225			3,225
Equity	—	(42,246)	23,955	(18,291)	18,291	(B)	—
Retained earnings (deficit)	(33,416)	—	—	(33,416)	(260)	(E)	(33,676)
Total stockholders’ equity	162,682	(42,246)	23,955	144,391			174,422
Total liabilities and stockholders’ equity	$431,405	$46,171	$(11,307)	$466,269			$477,169

The accompanying notes are an integral part of this financial statement.

 WCA WASTE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2009
(In thousands, except per share amounts)

	WCA Historical	Emerald Waste Historical	MacLand Assets Not Acquired (A)	Adjusted Combined	Pro Forma Adjustments		Total

Revenue	$194,138	$35,243	$(5,333)	$224,048	$—		$224,048
Expenses:
Cost of services	130,287	25,431	(2,676)	153,042	2,152	(F)	154,122
					(1,072)	(G)
Depreciation and amortization	26,357	5,535	(1,416)	30,476	(1,612)	(H)	28,864
Loss on impairment of goodwill	—	27,054	(17,739)	9,315	(9,315)	(I)	—
General and administrative	13,496	3,183	(1,031)	15,648	(2,152)	(F)	13,496
Gain on sale of assets	(86)	—	—	(86)			(86)
	170,054	61,203	(22,862)	208,395			196,396
Operating income (loss)	24,084	(25,960)	17,529	15,653			27,652

Other income (expense):
Interest expense, net	(18,052)	(8,316)	2,926	(23,442)	4,442	(J)	(19,000)
Impact of interest rate swap	(2,063)	—	—	(2,063)			(2,063)
Other expense, net	(3)	—	—	(3)			(3)
	(20,118)	(8,316)	2,926	(25,508)			(21,066)

Income (loss) before income taxes	3,966	(34,276)	20,455	(9,855)			6,586
Income tax (provision) benefit	(2,958)	38	(38)	(2,958)	(1,011)	(K)	(3,969)
Net income (loss)	1,008	(34,238)	20,417	(12,813)			2,617
Accrued payment-in-kind dividend on preferred stock	(4,278)	—	—	(4,278)			(4,278)
Net loss available to common stockholders	$(3,270)	$(34,238)	$20,417	$(17,091)			$(1,661)

Net loss available to common stockholders:
Earnings per share — basic	$(0.21)						$(0.09)

Earnings per share — diluted	$(0.21)						$(0.09)

Weighted average shares outstanding — basic	15,824						18,233

Weighted average shares outstanding — diluted	15,824						18,233

The accompanying notes are an integral part of this financial statement.

WCA WASTE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For The Nine Months Ended September 30, 2010
(In thousands, except per share amounts)

	WCA Historical	Emerald Waste Historical	MacLand Assets Not Acquired (A)	Adjusted Combined	Pro Forma Adjustments		Total

Revenue	$171,881	$28,619	$(4,127)	$196,373	$—		$196,373
Expenses:
Cost of services	123,458	21,230	(2,570)	142,118	1,805	(F)	142,261
					(816)	(G)
					(846)	(L)
Depreciation and amortization	22,682	3,836	(1,311)	25,207	(645)	(H)	24,562
General and administrative	8,743	2,226	(421)	10,548	(1,805)	(F)	8,743
Gain on sale of assets	(896)	—	—	(896)			(896)
	153,987	27,292	(4,302)	176,977			174,670
Operating income	17,894	1,327	175	19,396			21,703

Other income (expense):
Interest expense, net	(14,190)	(6,997)	2,636	(18,551)	3,632	(J)	(14,919)
Write-off of deferred financing costs	(184)	—	—	(184)			(184)
Impact of interest rate swap	(231)	—	—	(231)			(231)
	(14,605)	(6,997)	2,636	(18,966)			(15,334)

Income (loss) before income taxes	3,289	(5,670)	2,811	430			6,369
Income tax (provision) benefit	(1,932)	—	—	(1,932)	(1,189)	(K)	(3,121)
Net income (loss)	1,357	(5,670)	2,811	(1,502)			3,248
Accrued payment-in-kind dividend on preferred stock	(3,358)	—	—	(3,358)			(3,358)
Net loss available to common stockholders	$(2,001)	$(5,670)	$2,811	$(4,860)			$(110)

Net loss available to common stockholders:
Earnings per share — basic	$(0.10)						$(0.01)

Earnings per share — diluted	$(0.10)						$(0.01)

Weighted average shares outstanding — basic	19,580						21,989

Weighted average shares outstanding — diluted	19,580						21,989

The accompanying notes are an integral part of this financial statement.

WCA WASTE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.    BACKGROUND:

On December 15, 2010, WCA Waste Corporation (the “Company”), WCA Waste Systems, Inc., (“WCA Systems”), WCA of Mississippi, LLC (“WCA Mississippi” and, together with the Company and WCA Systems, the “WCA Parties”), entered into an Equity Interest Purchase Agreement (the “Original Agreement”) with EWS Holdings, LLC, (“EWS Holdings”), WRH Gainesville, LLC (“WRH Gainesville”), WRH Gainesville Holdings, LLC (“WRH Gainesville Holdings”), WRH Orange City, LLC (“WRH Orange City”), EWS Central Florida Hauling, LLC (“EWS CF”), MacLand Holdings, Inc. (“MacLand Holdings”), MacLand Disposal Center, Inc. (“MacLand I”), MacLand Disposal Inc. II (“MacLand II”) and Emerald Waste Services, LLC (“EWS” and, together with WRH Gainesville, WRH Gainesville Holdings, WRH Orange City, EWS CF, MacLand I and MacLand II, the “Acquired Companies”). Pursuant to the Original Agreement, the WCA Parties were to acquire all of the outstanding equity interests of the Acquired Companies, which own and operate the MacLand I commercial and industrial municipal solid waste landfill and the MacLand II construction and demolition landfill located in Mississippi which services five counties in Mississippi and Alabama, and a transfer station and hauling operations located in Central Florida which consist of 117 residential, commercial and roll-off routes servicing seven counties and 113,500 customers in the Gainesville, Orange City and Daytona Beach market areas.

On February 28, 2011, the parties to the Original Agreement entered into an Amended and Restated Equity Purchase Agreement (the “Amended Purchase Agreement”). Pursuant to the Amended Purchase Agreement, the Company agreed to acquire the outstanding equity interests of WRH Gainesville, WRH Gainesville Holdings, WRH Orange City, EWS CF and EWS (the “Florida Companies”), thereby only acquiring the transfer station and hauling operations located in central Florida. In consideration for the Florida Companies, the Company agreed to pay $33,000,000 in cash, a portion of which was used to pay all existing indebtedness of the Florida Companies, and 2,409,639 shares (the “Closing Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Closing Shares represent an agreed stock consideration amount of $12.0 million based on the volume weighted average price of the Common Stock for the ten trading days ending on February 24, 2011.  Upon closing, the Company also paid $0.1 million for additional net assets not included in the Amended Purchase Agreement.

2.    BASIS OF PRESENTATION:

The accompanying unaudited pro forma balance sheet has been prepared assuming that the acquisition and the related financing transactions occurred as of September 30, 2010. The accompanying unaudited pro forma statements of income for the year ended December 31, 2009 and the nine-month period ended September 30, 2010, has been prepared assuming that such transactions were consummated as of January 1, 2009 and 2010, respectively.

3.    PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS:

The unaudited pro forma financial statements reflect the following pro forma adjustments related to the acquisition and the related financing transactions:

(A)	To disregard amounts on Emerald Waste’s balance sheet and statements of operations related to the MacLand assets which were not acquired by WCA.

(B)	To eliminate amounts on Emerald Waste’s balance sheet related to the Florida Companies before purchase price allocation.

(C)	To record receipt of aggregate proceeds of $33.1 million from our credit facility to pay for the cash consideration and issuance of 2,409,639 shares of WCA’s common stock.

(D)
To record purchase price allocation of the total consideration of approximately $45.1 million.  Based on preliminary determinations of the fair values of assets acquired, the preliminary purchase price allocation is as follows (dollars in millions):

Purchase Price:
Cash	$33.1
Common Stock	12.0
$45.1

Purchase Price Allocation:
Step-up in Fair Value of Assets:
Property and Equipment	$13.5
Intangible Assets	3.5
Goodwill	28.9
Working Capital, net	(0.8)
$45.1

(E)	To record estimated transaction costs and their related tax impact for this acquisition.

(F)
To record the reclassification of general and administrative costs to be consistent with WCA’s accounting classification. Under WCA’s organizational structure, these costs are considered a cost of operations.

(G)	To remove costs associated with the adjustment of Emerald Waste corporate expenses allocated to the acquired assets. WCA does not anticipate incremental costs associated with this acquisition.

(H)
To record the adjustment of depreciation and amortization expense to reflect the revalued property and equipment and to consistently depreciate the acquired equipment and landfill assets using WCA’s methodologies (see note (D)).

(I)
To eliminate loss on impairment of goodwill related to the Florida Companies assuming there is no immediate impairment of goodwill as the purchase consideration reflects the fair value of the assets acquired.

(J)	To record the adjustment of interest expense consistent with the post-acquisition capital structure (see note (C)).

(K)	To provide for taxes on Emerald Waste’s historical results and for the effects of Emerald Waste pro forma adjustments herein, utilizing WCA’s effective tax rate for each period.

(L)	To record reduced rental expense associated with leased equipment purchased with acquisition proceeds.